              Appendix A

         RATINGS DEFINITIONS

Below are summaries of the rating definitions used by the  nationally-recognized rating agencies listed below.  Those ratings represent the opinion of the agency as to the credit quality of issues that they rate. The summaries below are based upon publicly available information provided by the rating organizations.

Moody's Investors Service, Inc. ("Moody's")

Long-Term Ratings: Bonds and Preferred Stock Issuer Ratings

Aaa:  Bonds and  preferred  stock rated "Aaa" are judged to be the best quality.
They  carry the  smallest  degree of  investment  risk.  Interest  payments  are protected  by a large or by an  exceptionally  stable  margin and  principal  is secure.  While the various protective elements are likely to change, the changes that can be  expected  are most  unlikely  to impair  the  fundamentally  strong position of such issues.

Aa: Bonds and preferred stock rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection  may not be as large  as with  "Aaa"  securities  or  fluctuation  of protective  elements may be of greater  amplitude or there may be other elements present which make the long-term risk appear  somewhat larger than that of "Aaa"
securities.

A:  Bonds and  preferred  stock  rated "A"  possess  many  favorable  investment attributes and are to be considered as upper-medium grade  obligations.  Factors giving  security to principal and interest are considered  adequate but elements may be present which  suggest a  susceptibility  to impairment  some time in the future.

Baa:  Bonds  and  preferred  stock  rated  "Baa"  are  considered   medium-grade
obligations;  that is, they are neither  highly  protected  nor poorly  secured.
Interest  payments and principal  security  appear  adequate for the present but certain  protective  elements  may  be  lacking  or  may  be  characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and have speculative characteristics as well.

Ba:  Bonds  and  preferred  stock  rated  "Ba" are  judged  to have  speculative elements. Their future cannot be considered  well-assured.  Often the protection of interest and  principal  payments  may be very  moderate and thereby not well safeguarded  during  both good and bad times  over the  future.  Uncertainty  of position characterizes bonds in this class.

B: Bonds and preferred  stock rated "B" generally  lack  characteristics  of the desirable  investment.  Assurance  of  interest  and  principal  payments  or of maintenance  of other terms of the contract  over any long period of time may be small.

Caa: Bonds and preferred stock rated "Caa" are of poor standing. Such issues may be in  default  or there may be  present  elements  of danger  with  respect  to principal or interest.

Ca:  Bonds and  preferred  stock  rated  "Ca"  represent  obligations  which are speculative  in a high  degree.  Such  issues are often in default or have other marked shortcomings.

C: Bonds and  preferred  stock rated "C" are the lowest class of rated bonds and can be regarded as having  extremely  poor  prospects of ever attaining any real investment standing.

Moody's  applies  numerical  modifiers  1,  2,  and  3 in  each  generic  rating classification  from "Aa" through  "Caa." The modifier  "1"  indicates  that the obligation ranks in the higher end of its generic rating category;  the modifier
"2" indicates a mid-range  ranking;  and the modifier "3" indicates a ranking in the lower end of that generic rating category. Advanced refunded issues that are secured by certain assets are identified with a # symbol.

Prime  Rating  System  (Short-Term  Ratings - Taxable  Debt)  These  ratings are opinions of the ability of issuers to honor  senior  financial  obligations  and contracts.  Such obligations  generally have an original  maturity not exceeding one year, unless explicitly noted.

Prime-1:  Issuer has a superior ability for repayment of senior  short-term debt obligations.

Prime-2:  Issuer has a strong  ability for repayment of senior  short-term  debt obligations.  Earnings  trends and coverage  ratios,  while  sound,  may be more subject to variation. Capitalization characteristics,  while appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3:  Issuer has an acceptable  ability for  repayment of senior  short-term obligations.  The effect of industry characteristics and market compositions may be more  pronounced.  Variability  in earnings and  profitability  may result in changes in the level of debt protection  measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime: Issuer does not fall within any Prime rating category.

Standard amp; Poor's Ratings Services  ("Standard amp;  Poor's"),  a division of
The McGraw-Hill Companies, Inc.

Long-Term  Issue  Credit  Ratings  Issue  credit  ratings  are based in  varying degrees, on the following  considerations:  o Likelihood of payment-capacity and willingness of the obligor to meet its financial  commitment on an obligation in accordance with the terms of the  obligation;  o Nature of and provisions of the obligation;  and o  Protection  afforded  by,  and  relative  position  of,  the obligation  in the event of  bankruptcy,  reorganization,  or other  arrangement under the laws of bankruptcy and other laws  affecting  creditors'  rights.  The issue ratings  definitions are expressed in terms of default risk. As such, they pertain to senior  obligations of an entity.  Junior  obligations  are typically
rated  lower  than  senior  obligations,   to  reflect  the  lower  priority  in
bankruptcy, as noted above.

AAA: An obligation rated "AAA" have the highest rating assigned by Standard amp;
Poor's.  The  obligor's  capacity  to  meet  its  financial  commitment  on  the obligation is extremely strong.

AA: An obligation  rated "AA" differ from the highest rated  obligations only in small  degree.  The obligor's  capacity to meet its financial  commitment on the obligation is very strong.

A: An obligation  rated "A" are somewhat more susceptible to the adverse effects of  changes  in  circumstances  and  economic  conditions  than  obligations  in higher-rated  categories.  However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB: An obligation rated "BBB" exhibit adequate protection parameters.  However, adverse economic conditions or changing circumstances are more likely to lead to a weakened  capacity  of the  obligor to meet its  financial  commitment  on the obligation.

BB, B, CCC, CC, and C An obligation  rated `BB', `B',  `CCC',  `CC', and `C' are regarded as having significant speculative  characteristics.  `BB' indicates the least degree of speculation  and `C' the highest.  While such  obligations  will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An  obligation  rated  "BB" are less  vulnerable  to  nonpayment  than other speculative issues.  However,  they face major ongoing uncertainties or exposure to adverse business,  financial,  or economic conditions which could lead to the
obligor's   inadequate  capacity  to  meet  its  financial   commitment  on  the
obligation.

B: An obligation  rated "B" are more vulnerable to nonpayment  than  obligations rated "BB",  but the obligor  currently  has the capacity to meet its  financial
commitment  on  the  obligation.   Adverse  business,   financial,  or  economic
conditions will likely impair the obligor's  capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated "CCC" are currently  vulnerable to nonpayment,  and are dependent upon favorable  business,  financial,  and economic conditions for the obligor to meet its  financial  commitment  on the  obligation.  In the event of adverse business,  financial, or economic conditions,  the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated "CC" are currently highly vulnerable to nonpayment.

C:  Subordinated  debt or preferred  stock  obligations  rated "C" are currently highly vulnerable to nonpayment. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this  obligation  are  being  continued.  A "C" also  will be  assigned  to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

D: An obligation  rated "D" are in payment  default.  The "D" rating category is used when  payments  on an  obligation  are not made on the date due even if the applicable  grace period has not expired,  unless  Standard amp; Poor's believes that such payments  will be made during such grace  period.  The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

     The ratings  from "AA" to "CCC" may be  modified by the  addition of a plus
     (+) or minus (-) sign to show  relative  standing  within the major  rating categories.

     c: The `c' subscript is used to provide additional information to investors that the bank may terminate its  obligation to purchase  tendered  bonds if the  long-term  credit  rating of the  issuer is below an  investment-grade level and/or the issuer's bonds are deemed taxable.

     p: The letter `p' indicates that the rating is  provisional.  A provisional rating  assumes the  successful  completion of the project  financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating,  however,  while addressing credit quality subsequent to completion of the project,  makes no comment on the likelihood of or the risk of  default  upon  failure of such  completion.  The  investor  should exercise his own judgment with respect to such likelihood and risk.

     Continuance of the ratings is contingent  upon Standard amp; Poor's receipt of an  executed  copy of the  escrow  agreement  or  closing  documentation confirming investments and cash flows.

     r: The `r' highlights  derivative,  hybrid,  and certain other  obligations that Standard amp;  Poor's  believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples of such  obligations  are securities with principal or interest return indexed to equities,  commodities,  or currencies;  certain swaps and options;  and interest-only and principal-only mortgage securities. The absence of an `r'
     symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

     N.R. Not rated.

     Debt  obligations of issuers  outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings  measure the  creditworthiness  of the obligor but do not take into account currency exchange and related uncertainties.

     Bond Investment Quality Standards

     Under present  commercial bank regulations issued by the Comptroller of the
     Currency,  bonds rated in the top four categories (`AAA', `AA', `A', `BBB', commonly  known as  investment-grade  ratings)  generally  are  regarded as eligible for bank  investment.  Also, the laws of various states  governing legal investments  impose certain rating or other standards for obligations eligible  for  investment  by savings  banks,  trust  companies,  insurance companies, and fiduciaries in general

     Short-Term Issue Credit Ratings  Short-term  ratings are generally assigned to those obligations  considered  short-term in the relevant market. In the
     U.S., for example,  that means  obligations with an original maturity of no more than 365 days-including commercial paper.

     A-1: A short-term  obligation  rated "A-1" is rated in the highest category by Standard  amp;  Poor's.  The  obligor's  capacity to meet its  financial commitment  on the  obligation  is strong.  Within this  category,  certain obligations  are  designated  with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

     A-2: A short-term  obligation  rated "A-2" is somewhat more  susceptible to the adverse  effects of changes in  circumstances  and economic  conditions than  obligations  in higher  rating  categories.  However,  the  obligor's
     capacity  to  meet  its   financial   commitment   on  the   obligation  is
     satisfactory.

     A-3: A  short-term  obligation  rated "A-3"  exhibits  adequate  protection parameters.  However, adverse economic conditions or changing circumstances are more  likely to lead to a weakened  capacity of the obligor to meet its financial commitment on the obligation.

     B: A  short-term  obligation  rated "B" is regarded  as having  significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

     C: A short-term  obligation rated "C" is currently vulnerable to nonpayment
     and  is  dependent  upon  favorable  business,   financial,   and  economic
     conditions  for  the  obligor  to  meet  its  financial  commitment  on the obligation.

     D: A short-term  obligation rated "D" is in payment default. The "D" rating category is used when  payments on an  obligation  are not made on the date due even if the applicable  grace period has not expired,  unless  Standard amp;  Poor's  believes  that such  payments  will be made during such grace period.  The "D" rating  also will be used upon the filing of a  bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

     Notes: A Standard amp;  Poor's note rating  reflects the liquidity  factors and market  access risks unique to notes.  Notes due in three years or less will likely receive a note rating.  Notes maturing  beyond three years will most likely receive a long-term debt rating. The following criteria will be used in making that  assessment:  o  Amortization  schedule-the  larger the final  maturity  relative to other  maturities,  the more likely it will be treated as a note; and o Source of payment-the  more dependent the issue is on the market for its refinancing,  the more likely it will be treated as a note.

     SP-1:  Strong capacity to pay principal and interest.  An issue with a very strong capacity to pay debt service is given a (+) designation.

     SP-2:  Satisfactory  capacity  to pay  principal  and  interest,  with some vulnerability  to adverse  financial and economic  changes over the term of the notes.

     SP-3: Speculative capacity to pay principal and interest.

     Fitch,  Inc.  International  credit  ratings  assess the  capacity  to meet foreign currency or local currency commitments. Both "foreign currency" and
     "local currency" ratings are internationally  comparable  assessments.  The local  currency  rating  measures  the  probability  of payment  within the relevant sovereign state's currency and jurisdiction and therefore,  unlike the foreign  currency  rating,  does not take account of the possibility of foreign exchange controls limiting transfer into foreign currency.

     International  Long-Term Credit Ratings The following ratings scale applies to foreign currency and local currency ratings.

     Investment Grade:

     AAA: Highest Credit Quality. "AAA" ratings denote the lowest expectation of credit risk.  They are assigned  only in the case of  exceptionally  strong capacity for timely  payment of  financial  commitments.  This  capacity is highly unlikely to be adversely affected by foreseeable events.

     AA: Very High Credit Quality. "AA" ratings denote a very low expectation of credit risk.  They  indicate a very strong  capacity for timely  payment of financial  commitments.  This capacity is not  significantly  vulnerable to foreseeable events.

     A: High Credit  Quality.  "A" ratings  denote a low  expectation  of credit
     risk.  The  capacity  for  timely  payment  of  financial   commitments  is
     considered strong. This capacity may,  nevertheless,  be more vulnerable to changes in  circumstances  or in economic  conditions  than is the case for higher ratings.

     BBB: Good Credit Quality.  "BBB" ratings indicate that there is currently a low  expectation  of credit  risk.  The  capacity  for  timely  payment  of financial  commitments  is  considered  adequate,  but  adverse  changes in circumstances  and in  economic  conditions  are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade:

          BB: Speculative.  "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time. However,  business or financial  alternatives may be available to allow financial  commitments to be met.  Securities rated in this category are not investment grade.

          B: Highly  Speculative.  "B" ratings indicate that significant  credit risk is present,  but a limited  margin of safety  remains.  Financial commitments are currently being met.  However,  capacity for continued
          payment  is  contingent  upon  a  sustained,  favorable  business  and economic environment.

          CCC, CC C: High Default Risk. Default is a real possibility.  Capacity for meeting  financial  commitments is solely reliant upon  sustained, favorable business or economic  developments.  A "CC" rating indicates that  default  of some  kind  appears  probable.  "C"  ratings  signal imminent default.

          DDD, DD, and D: Default.  The ratings of  obligations in this category are based on their prospects for achieving partial or full recovery in a  reorganization  or  liquidation  of  the  obligor.  While  expected recovery  values are highly  speculative  and cannot be estimated with any  precision,  the  following  serve as  general  guidelines.  "DDD"
          obligations have the highest  potential for recovery,  around 90%-100%
          of outstanding amounts and accrued interest.  "DD" indicates potential recoveries  in the  range  of  50%-90%,  and "D" the  lowest  recovery potential, i.e., below 50%.

          Entities rated in this category have defaulted on some or all of their obligations.  Entities  rated  "DDD"  have the  highest  prospect  for resumption of  performance  or continued  operation  with or without a formal  reorganization  process.  Entities  rated  "DD"  and  "D"  are generally  undergoing a formal  reorganization or liquidation process;
          those  rated  "DD" are  likely to  satisfy a higher  portion  of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.

          Plus (+) and minus (-) signs  may be  appended  to a rating  symbol to denote  relative status within the major rating  categories.  Plus and minus signs are not added to the "AAA" category or to categories below
          "CCC," nor to short-term ratings other than "F1" (see below).

          International  Short-Term  Credit Ratings The following  ratings scale applies to foreign currency and local currency  ratings.  A short-term rating has a time horizon of less than 12 months for most obligations, or up to three  years for U.S.  public  finance  securities,  and thus places greater  emphasis on the liquidity  necessary to meet financial commitments in a timely manner.

          F1: Highest credit quality.  Strongest  capacity for timely payment of
          financial   commitments.   May  have  an  added  "+"  to  denote   any
          exceptionally strong credit feature.

          F2: Good credit quality. A satisfactory capacity for timely payment of financial commitments,  but the margin of safety is not as great as in the case of higher ratings.

          F3: Fair credit  quality.  Capacity  for timely  payment of  financial commitments  is adequate.  However,  near-term  adverse  changes could result in a reduction to non-investment grade.

          B:  Speculative.  Minimal  capacity  for timely  payment of  financial commitments,  plus  vulnerability  to  near-term  adverse  changes  in financial and economic conditions.

          C: High  default  risk.  Default is a real  possibility.  Capacity for meeting  financial  commitments  is solely  reliant  upon a sustained, favorable business and economic environment.

          D: Default. Denotes actual or imminent payment default.

          Dominion Bond Rating Service Limited ("DBRS")

          R-1:  Short  term debt rated "R-1  (high)"  is of the  highest  credit quality, and indicates an entity which possesses  unquestioned ability to repay current  liabilities as they fall due. Entities rated in this category  normally maintain strong liquidity  positions,  conservative debt levels and profitability  which is both stable and above average.
          Companies  achieving  an "R-1 (high)"  rating are normally  leaders in structurally  sound  industry  segments  with  proven  track  records, sustainable  positive  future  results and no  substantial  qualifying negative factors.  Given the extremely tough definition which DBRS has established  for an "R-1  (high)",  few entities are strong  enough to achieve  this  rating.  Short  term debt rated  "R-1  (middle)"  is of superior  credit quality and, in most cases,  ratings in this category differ from "R-1  (high)"  credits to only a small  degree.  Given the extremely  tough  definition  which  DBRS  has  for the  "R-1  (high)"
          category  (which few  companies are able to achieve),  entities  rated
          "R-1  (middle)" are also  considered  strong  credits which  typically exemplify  above average  strength in key areas of  consideration  for debt protection.  Short term debt rated "R-1 (low)" is of satisfactory credit  quality.  The overall  strength and outlook for key liquidity, debt and  profitability  ratios is not  normally as  favorable as with
          higher  rating   categories,   but  these   considerations  are  still
          respectable.   Any  qualifying   negative   factors  which  exist  are
          considered  manageable,  and the entity is normally of sufficient size to have some influence in its industry.

          R-2:  Short term debt rated  "R-2" is of adequate  credit  quality and within the three subset grades (high,  middle,  low),  debt protection ranges from having reasonable  ability for timely repayment to a level which is considered only just adequate.  The liquidity and debt ratios of entities in the "R-2"  classification are not as strong as those in the "R-1"  category,  and the past and future  trend may suggest  some risk of  maintaining  the  strength  of key  ratios  in  these  areas.
          Alternative sources of liquidity support are considered  satisfactory;
          however,  even the  strongest  liquidity  support will not improve the commercial  paper  rating of the  issuer.  The size of the  entity may restrict its flexibility, and its relative position in the industry is not  typically as strong as the "R-1  credit".  Profitability  trends, past and future,  may be less favorable,  earnings not as stable,  and there are often negative  qualifying  factors present which could also make the entity more  vulnerable  to adverse  changes in financial and economic conditions.

              Appendix B

INDUSTRY CLASSIFICATIONS (Oppenheimer Money Fund/VA)

Aerospace amp; Defense                 Industrial Conglomerates
Air Freight amp; Couriers              Insurance
Airlines                               Internet amp; Catalog Retail
Asset Backed Securities                Internet amp; Software amp; Services
Auto Components                        IT Services
Automobiles                            Leasing amp; Factoring
Beverages                              Leisure Equipment amp; Products
Biotechnology                          Machinery
Broker-Dealer                          Marine
Building Products                      Media
Capital Markets                        Metals amp; Mining
Chemicals                              Multiline Retail
Commercial Banks                       Multi-Utilities
Commercial Finance                     Municipal
Commercial Services amp; Supplies      Office Electronics
Communications Equipment               Oil amp; Gas
Computers amp; Peripherals             Paper amp; Forest Products
Construction amp; Engineering          Personal Products
Construction Materials                 Pharmaceuticals
Consulting amp; Services               Real Estate
Consumer Finance                       Repurchase Agreements
Containers amp; Packaging              Road amp; Rail
Distributors                           Semiconductor and Semiconductor Equipment
Diversified Financial Services         Software
Diversified Telecommunication          Special Purpose Financial
Electric Utilities                     Specialty Retail
Electrical Equipment                   Textiles, Apparel amp; Luxury Goods
Electronic Equipment amp; Instruments  Thrifts amp; Mortgage Finance
Energy Equipment amp; Services         Tobacco
Food amp; Drug Retailing               Trading Companies amp; Distributors
Food Products                          Transportation Infrastructure
Foreign Government                     U.S. Government Agencies-Full Faith and Credit
Gas Utilities                          U.S. Government Agencies-Government Sponsored
                                       Enterprises
Health Care Equipment amp; Supplies    U.S. Government Instrumentalities
Health Care Providers amp; Services    U.S. Government Obligations
Hotels Restaurants amp; Leisure        Water Utilities
Household Durables                     Wireless Transportation Services
Household Products

                                  Appendix C

    INDUSTRY CLASSIFICATIONS (all Funds except Oppenheimer Money Fund/VA)

Aerospace amp; Defense                 Household Products
Air Freight amp; Couriers              Industrial Conglomerates
Airlines                            Insurance
Auto Components                     Internet amp; Catalog Retail
Automobiles                         Internet Software amp; Services
Beverages                           IT Services
Biotechnology                       Leisure Equipment amp; Products
Building Products                   Machinery
Chemicals                           Marine
Consumer Finance                    Media
Commercial Banks                    Metals amp; Mining
Commercial Services amp; Supplies      Multiline Retail
Communications Equipment            Multi-Utilities
Computers amp; Peripherals             Office Electronics
Construction amp; Engineering          Oil amp; Gas
Construction Materials              Paper amp; Forest Products
Containers amp; Packaging              Personal Products
Distributors                        Pharmaceuticals
Diversified Financial Services      Real Estate
Diversified Telecommunication       Road amp; Rail
Services
Electric Utilities                  Semiconductors and Semiconductor
                                    Equipment
Electrical Equipment                Software
Electronic Equipment amp; Instruments  Specialty Retail
Energy Equipment amp; Services         Textiles, Apparel amp; Luxury Goods
Food amp; Staples Retailing            Thrifts amp; Mortgage Finance
Food Products                       Tobacco
Gas Utilities                       Trading Companies amp; Distributors
Health Care Equipment amp; Supplies    Transportation Infrastructure
Health Care Providers amp; Services    Water Utilities
Hotels Restaurants amp; Leisure        Wireless Telecommunication Services
Household Durables

                                  Appendix D

Major Shareholders. As of March 31, 2005 the total number of shares outstanding, and the number of shares and approximate percentage of Fund shares held of record by separate accounts of the following insurance companies (and their respective subsidiaries) and by OppenheimerFunds, Inc.
("OFI") were as follows. ["*" indicates less than 5% of the outstanding shares of that fund or class]:

Oppenheimer Variable Account
Funds
(consisting of 11 separate       Total Shares              Allmerica  Allstate
Funds)                            in the fund    Allianz   Financial  Financial
Aggressive Growth Fund/VA        26,781,056.324          *          *         *
Non-Service Shares

Aggressive Growth Fund/VA           603,238.283          *          *         *
Service Shares

Balanced Fund/VA                 32,450,812.347          *          *         *
Non-Service Shares

Balanced Fund/VA                  4,077,834.698          * 580,503.917        *
Service Shares
                                                               14.24%
Capital Appreciation Fund/VA     46,827,565.765          *                    *
Non-Service Shares

Capital Appreciation Fund/VA      7,385,080.732          * 507,274.107        *
Service Shares
                                                                6.87%
Core Bond Fund/VA                44,017,325.636          *          *         *
Non-Service Shares

Core Bond Fund/VA                   468,185.238          *          *         *
Service Shares

Global Securities Fund/VA        85,501,337.512 8,215,672.743       *         *
Non-Service Shares
                                                     9.61%
Global Securities Fund/VA        12,805,429.819          * 1,162,413.377      *
Service Shares
                                                                9.08%
Global Securities Fund/VA         9,613,031.055          *          *         *
Class 3 shares

Global Securities Fund/VA         1,625,936.088          *          *         *
Class 4 shares

High Income Fund/VA              54,637,269.586 5,310,746.846       *         *
Non-Service Shares
                                                     9.72%
High Income/VA                   15,825,669.459          * 3,367,162.723      *
Service Shares
                                                               21.28%
Main Street Fund/VA              58,105,140.430 9,063,829.785       *         *
Non-Service Shares
                                                    15.60%
Main Street Fund/VA              19,831,863.824          *          *         *
Service Shares

Main Street Small Cap Fund/VA     2,527,035.289          *          * 282,588.373
Non-Service Shares
                                                                         11.18%
Main Street Small Cap Fund/VA    11,988,173.961          *          *         *
Service Shares

Money Fund/VA                   189,404,895.300          *          *         *
Non-Service Shares

Strategic Bond Fund/VA          125,859,150.212          *          *         *
Non-Service Shares
                                              *
Strategic Bond Fund/VA           58,844,095.379          *          *         *
Service Shares
                                              *
Value Fund/VA                                 *          *          *         *
Non-Service Shares

Oppenheimer Variable Account
Funds                            Allstate
(consisting of 11 separate         Life     Allstate Life   American    American
Funds)                             of NY      Ins. Co.      Express     General
Aggressive Growth Fund/VA                 *             *            *          *
Non-Service Shares

Aggressive Growth Fund/VA        53,788.546   334,387.046            *          *
Service Shares
                                      8.92%        55.43%
Balanced Fund/VA                          *             *            *          *
Non-Service Shares

Balanced Fund/VA                337,941.382 2,218,853.805            *          *
Service Shares
                                      8.29%        54.41%
Capital Appreciation Fund/VA              *             *            *          *
Non-Service Shares

Capital Appreciation Fund/VA              * 1,218,973.166  891,053.502          *
Service Shares
                                                   16.51%       12.07%
Core Bond Fund/VA                         *             *            *          *
Non-Service Shares

Core Bond Fund/VA                87,130.170   156,817.619            *          *
Service Shares
                                     18.61%        33.49%
Global Securities Fund/VA                 *             *            *          *
Non-Service Shares

Global Securities Fund/VA                 *   971,431.913            *          *
Service Shares
                                                    7.59%
Global Securities Fund/VA                 *             *            *          *
Class 3 shares

Global Securities Fund/VA                 *             *            *          *
Class 4 shares

High Income Fund/VA                       *             *            *          *
Non-Service Shares

High Income/VA                  906,702.112 4,130,160.942            *          *
Service Shares
                                      5.73%        26.10%
Main Street Fund/VA                       *             *            *          *
Non-Service Shares

Main Street Fund/VA                       * 2,895,841.007            *          *
Service Shares
                                                   14.60%
Main Street Small Cap Fund/VA   144,181.237             *            * 318,185.813
Non-Service Shares
                                      5.71%                                12.59%
Main Street Small Cap Fund/VA             * 1,961,925.917  687,171.522          *
Service Shares
                                                   16.37%        5.73%
Money Fund/VA                             *             *            *          *
Non-Service Shares

Strategic Bond Fund/VA                    *             *            *          *
Non-Service Shares

Strategic Bond Fund/VA          2,946,934.2716,581,698.96813,363,031.431        *
Service Shares
                                      5.01%        28.18%       22.71%
Value Fund/VA                             *             *            *          *
Non-Service Shares

Oppenheimer Variable Account
Funds
(consisting of 11 separate                    Security
Funds)                              Cuna      Benefit        GE        IDS Life
Aggressive Growth Fund/VA                  *          * 2,424,195.293           *
Non-Service Shares
                                                               9.05%
Aggressive Growth Fund/VA                  *          *  153,225.794            *
Service Shares
                                                              25.40%
Balanced Fund/VA                           *          * 5,106,237.963           *
Non-Service Shares
                                                              15.74%
Balanced Fund/VA                           *          *  892,969.487            *
Service Shares
                                                              21.90%
Capital Appreciation Fund/VA               *          * 4,617,366.648           *
Non-Service Shares
                                                               9.86%
Capital Appreciation Fund/VA               *          *  489,562.758            *
Service Shares
                                                               6.63%
Core Bond Fund/VA                          *          * 7,724,610.929           *
Non-Service Shares
                                                              17.55%
Core Bond Fund/VA                          *          *            *            *
Service Shares

Global Securities Fund/VA                  *          *            *            *
Non-Service Shares

Global Securities Fund/VA                  *          * 3,821,670.8281,340,540.525
Service Shares
                                                              29.84%       10.47%
Global Securities Fund/VA                  *          *            *            *
Class 3 shares

Global Securities Fund/VA                  *          *            *            *
Class 4 shares

High Income Fund/VA             8,829,384.258         * 10,661,396.170          *
Non-Service Shares
                                      16.16%                  19.51%
High Income/VA                             *          *            *            *
Service Shares

Main Street Fund/VA                        *          *            *            *
Non-Service Shares

Main Street Fund/VA                        *          * 3,283,512.159           *
Service Shares
                                                              16.56%
Main Street Small Cap Fund/VA              *          *            *            *
Non-Service Shares

Main Street Small Cap Fund/VA              * 622,924.0381,818,115.0151,616,514.898
Service Shares
                                                  5.20%       15.17%       13.48%
Money Fund/VA                              *          *            *            *
Non-Service Shares

Strategic Bond Fund/VA                     *          *            *            *
Non-Service Shares

Strategic Bond Fund/VA                     *          *            * 15,954,272.458
Service Shares
                                                                           27.11%
Value Fund/VA                              *          *            *            *
Non-Service Shares

Oppenheimer Variable Account
Funds
(consisting of 11 separate                                Lincoln        Mass
Funds)                              ING        Kemper     Benefit       Mutual
Aggressive Growth Fund/VA                  *          *            * 14,626,387.364
Non-Service Shares
                                                                            54.61%
Aggressive Growth Fund/VA                  *          *            *             *
Service Shares

Balanced Fund/VA                           *          *            * 10,415,229.884
Non-Service Shares
                                                                            32.10%
Balanced Fund/VA                           *          *            *             *
Service Shares

Capital Appreciation Fund/VA               *          *            * 13,747,926.263
Non-Service Shares
                                                                            29.36%
Capital Appreciation Fund/VA               *          *            *             *
Service Shares

Core Bond Fund/VA                          *          *            * 17,530,992.366
Non-Service Shares
                                                                            39.83%
Core Bond Fund/VA                          *          *            *             *
Service Shares

Global Securities Fund/VA       17,116,243.379        *            * 33,858,537.926
Non-Service Shares
                                      20.02%                                39.60%
Global Securities Fund/VA                  * 922,694.041           *             *
Service Shares
                                                  7.21%
Global Securities Fund/VA                  *          *            *             *
Class 3 shares

Global Securities Fund/VA                  *          *            *             *
Class 4 shares

High Income Fund/VA                        *          *            * 21,145,084.899
Non-Service Shares
                                                                            38.70%
High Income/VA                             *          *            *             *
Service Shares

Main Street Fund/VA             3,534,160.562         *            * 15,947,530.795
Non-Service Shares
                                       6.08%                                27.45%
Main Street Fund/VA                        *          *            *             *
Service Shares

Main Street Small Cap Fund/VA              *          *            *   994,605.123
Non-Service Shares
                                                                            39.36%
Main Street Small Cap Fund/VA              * 601,227.6222,767,597.168            *
Service Shares
                                                  5.02%       23.09%
Money Fund/VA                              *          *            * 151,541,495.820
Non-Service Shares
                                                                            80.01%
Strategic Bond Fund/VA          24,709,486.581        *            * 75,791,209.495
Non-Service Shares
                                      19.63%                                60.22%
Strategic Bond Fund/VA                     *          *            *             *
Service Shares

Value Fund/VA                              *          *            *             *
Non-Service Shares

Oppenheimer Variable Account
Funds
(consisting of 11 separate        Merrill     Minnesota      MONY
Funds)                             Lynch         Life        Life      Nationwide
Aggressive Growth Fund/VA                  *            *           * 7,166,013.071
Non-Service Shares
                                                                            26.76%
Aggressive Growth Fund/VA                  *            *           *
Service Shares

Balanced Fund/VA                2,298,787.985           *           * 11,465,669.286
Non-Service Shares
                                       7.08%                                35.33%
Balanced Fund/VA                           *            *           *            *
Service Shares

Capital Appreciation Fund/VA               *            *           * 21,898,855.207
Non-Service Shares
                                                                            46.76%
Capital Appreciation Fund/VA               *            *           * 2,050,675.390
Service Shares
                                                                            27.77%
Core Bond Fund/VA                          *            *           * 16,132,965.875
Non-Service Shares
                                                                            36.65%
Core Bond Fund/VA                          *            *           *            *
Service Shares

Global Securities Fund/VA                  *            *           * 22,231,333.933
Non-Service Shares
                                                                            26.00%
Global Securities Fund/VA                  *            * 1,016,583.121,313,346.600
Service Shares
                                                                7.94%       10.26%
Global Securities Fund/VA                  *            *           * 9,613,031.055
Class 3 shares
                                                                           100.00%
Global Securities Fund/VA                  *            *           * 1,625,936.088
Class 4 shares
                                                                           100.00%
High Income Fund/VA                        *            *           *            *
Non-Service Shares

High Income/VA                             * 2,783,539.293          * 3,063,180.015
Service Shares
                                                   17.59%                   19.36%
Main Street Fund/VA                        *            *           * 22,312,739.087
Non-Service Shares
                                                                            38.40%
Main Street Fund/VA                        *            *           * 3,084,943.221
Service Shares
                                                                            15.56%
Main Street Small Cap Fund/VA              *            *           *  460,703.579
Non-Service Shares
                                                                            18.23%
Main Street Small Cap Fund/VA              *            *           *  932,149.856
Service Shares
                                                                             7.78%
Money Fund/VA                   16,161,004.130          *           *            *
Non-Service Shares
                                       8.53%
Strategic Bond Fund/VA                     *            *           *            *
Non-Service Shares

Strategic Bond Fund/VA                     *            *           * 4,692,183.731
Service Shares
                                                                             7.97%
Value Fund/VA                              *            *           *            *
Non-Service Shares

Oppenheimer Variable Account
Funds
(consisting of 11 separate                                SunLife
Funds)                           Protective     Sage     Financial    Travelers
Aggressive Growth Fund/VA                  *          *            *           *
Non-Service Shares

Aggressive Growth Fund/VA                  *          *            *           *
Service Shares

Balanced Fund/VA                           *          *            *           *
Non-Service Shares

Balanced Fund/VA                           *          *            *           *
Service Shares

Capital Appreciation Fund/VA               *          *            *           *
Non-Service Shares

Capital Appreciation Fund/VA               *          *  874,085.538 520,990.307
Service Shares
                                                              11.84%       7.05%
Core Bond Fund/VA                          *          *            *           *
Non-Service Shares

Core Bond Fund/VA                          * 224,237.449           *           *
Service Shares
                                                 47.90%
Global Securities Fund/VA                  *          *            *           *
Non-Service Shares

Global Securities Fund/VA                  *          *            *           *
Service Shares

Global Securities Fund/VA                  *          *            *           *
Class 3 shares

Global Securities Fund/VA                  *          *            *           *
Class 4 shares

High Income Fund/VA                        *          *            *           *
Non-Service Shares

High Income/VA                             *          *            *           *
Service Shares

Main Street Fund/VA             3,261,298.056         *            *           *
Non-Service Shares
                                       5.61%
Main Street Fund/VA                        *          * 7,268,178.7681,136,163.499
Service Shares
                                                              36.65%       5.73%
Main Street Small Cap Fund/VA              *          *            *           *
Non-Service Shares

Main Street Small Cap Fund/VA              *          *            *           *
Service Shares

Money Fund/VA                   15,365,629.760        *            *           *
Non-Service Shares
                                       8.11%
Strategic Bond Fund/VA          17,993,662.069        *            *           *
Non-Service Shares
                                      14.30%
Strategic Bond Fund/VA                     *          *            *           *
Service Shares

Value Fund/VA                              *          *            *           *
Non-Service Shares

------------------------------------------------------------------------------
Oppenheimer Variable Account Funds
------------------------------------------------------------------------------

Investment Advisor
      OppenheimerFunds, Inc.
      Two World Financial Center
      225 Liberty Street, 11th Floor
      New York, New York 10281-1008

Distributor
      OppenheimerFunds Distributor, Inc.
      Two World Financial Center
      225 Liberty Street, 11th Floor
      New York, New York 10281-1008

Transfer Agent
      OppenheimerFunds Services
      P.O. Box 5270
      Denver, Colorado 80217
      1.800.981.2871

Custodian Bank
      JPMorgan Chase Bank
      4 Chase Metro Tech Center
      Brooklyn, New York 11245

Independent Registered Public Accounting Firm
      Deloitte amp; Touche LLP
      555 Seventeenth Street
      Denver, Colorado 80202

Counsel to the Funds
      Myer, Swanson, Adams amp; Wolf, P.C.
      1600 Broadway
      Denver, Colorado 80202

Counsel to the Independent Trustees
      Bell, Boyd amp; Lloyd LLC
      70 West Madison Street, Suite 3100
      Chicago, Illinois 60602

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